Exhibit 4.1

    CERTIFICATE OF THE DESIGNATIONS, PREFERENCES, RIGHTS AND
           LIMITATIONS OF THE SERIES A PREFERRED STOCK
                  (par value $0.001 per share)

                               of

                        PRINT DATA CORP.
                     A DELAWARE CORPORATION

  Pursuant to Section 151 of the General Corporation law of the
                        State of Delaware

     Print Data Corp., a corporation organized and existing under the General Corporation law of the State of Delaware (the
"Corporation"),

Does Certify:

      That, pursuant to the authority expressly vested in the Board of Directors by Article Fourth of the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section Section 151 of the General Corporation law of the State of Delaware, on June 30, 2003 the Board of Directors adopted a resolution providing for the issuance of a series of 600,000 shares of Preferred Stock, which resolution is as follows:

      Resolved, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article Fourth of the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates out of the class of 20,000,000 shares of preferred stock of the Corporation, $0.001 par value per share, a series of preferred stock with the following designations, powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions (this instrument hereinafter referred to as the "Designation"):

  1. Number of Shares and Designations. 600,000 shares of the preferred stock, $0.001 par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Preferred Stock (the "Series A Preferred Stock").

  2.   Dividend Provisions.   Subject to the rights of any other
       series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors and out of assets of the Corporation which are legally available for the payment of dividends, a monthly fixed dividend equal to $0.01 per share, which shall be non-cumulative, and which shall be set aside and paid before any dividend is set aside or paid upon any shares of any class of the Corporation's common stock, $0.001 par value per share (the "Common Stock").


         Exhibit 4.1 - Pg. 1


  3. Rank. The Series A Preferred Stock shall rank: (i) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Preferred Stock (the "Senior Securities"); (ii) prior to all of the Corporation's Common Stock; (iii) prior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series A Preferred Stock (collectively, with the Common Stock, "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (the "Parity Securities"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

  4.   Liquidation Preference.

       a. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series A Preferred Stock shall be entitled to receive, before and in preference to any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart for the holders of Junior Securities, but after any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart for the holders of Senior Securities, an amount in cash equal to $1.00 per share (subject to adjustment in the event of stock splits, combinations or similar events). If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series A Preferred Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount available for distribution on all shares of the Series A Preferred Stock and of such Parity Securities, if any.
       b. Upon the completion of the distributions required by subparagraph (a) of this Paragraph 4, if assets remain in the Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation and any certificate(s) of designation, powers, preferences and rights.
       c. For purposes of this Paragraph 4, a merger or consolidation or a sale of all or substantially all of the assets of the Corporation shall be considered a Liquidation except in the event that in such a transaction, the Corporation is the surviving corporation or the holders of the Series A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series A Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter. Notwithstanding Paragraph 7 hereof, such provision may be waived in writing by a majority of the holders of the then outstanding Series A Preferred Stock.


         Exhibit 4.1 - Pg. 2


      5. Redemption. The Series A Preferred Stock is not redeemable.

      6. Conversion. The Series A Preferred Stock is not convertible.

      7.   Voting Rights.

      a. In addition to any other rights provided for herein or by law, the holders of Series A Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such Common Stock holders. In any such vote each share of Series A Preferred Stock shall entitle the holder thereof to one vote.
      b. So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of a majority of the then outstanding Series A Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock or other security of the Corporation which is senior to the Series A Preferred Stock as to liquidation and/or dividend rights.
      c. So long as any shares of the Series A Preferred Stock remain outstanding, the consent of a majority of the holders of the then outstanding Series A Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Designation or the Certificate of Incorporation of the Corporation in a manner which would alter or change the powers, preferences, rights privileges, restrictions and conditions of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock.
      d. Each share of the Series A Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A Preferred Stock, as set forth in subsections (b) and (c) above.
      e.   In the event that the holders of the Series A Preferred
           Stock are required to vote as a class on any other matter, the affirmative vote of holders of not less than fifty percent (50%) of the outstanding shares of Series A Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series A Preferred Stock, such matter shall bind all holders of Series A Preferred Stock.

      8.   Miscellaneous.

      a.   There  is no sinking fund with respect to the Series  A
           Preferred Stock.
      b. The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Designation and in the Certificate of Incorporation of the Corporation.


        Exhibit 4.1 - Pg. 3


      c. The holders of the Series A Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

      IN  WITNESS  WHEREOF,  Print Data  Corp.  has  caused  this
Designation to be executed this 30th day of June, 2003.


                                        PRINT DATA CORP.


                                        By:____________________________
                                           Jeffrey I.  Green, President


[Corporate Seal]


Attest:


By:___________________________
   Jeffrey I. Green, Secretary



         Exhibit 4.1 - Pg. 4